UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2006

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)           Director Compensation

On March 17, 2006, the Board of Directors of Aon Corporation (the “Board”) approved changes to the form and amount of compensation paid to Aon’s non-employee directors, effective as of January 1, 2006. The modifications were recommended to the Board by its Organization and Compensation Committee (the “Committee”) after the Committee undertook a careful review of market practices and, based upon advice from the Committee’s outside compensation consultant, found that the non-employee director compensation program was significantly below the competitive level.

The Board authorized the following changes to non-employee director compensation to bring such compensation to a competitive level:

Compensation	Effective as of January 1, 2006	Prior to Change
Annual Retainer	$85,000	$30,000
Additional Annual Retainer for Chairs of Board Committees and Lead Independent Director	$20,000 for Chair of Audit Committee; $10,000 for Chair of other Board committees; and $20,000 for Lead Independent Director (less other additional annual retainer for chairing a Board committee)	None
Voluntary election to defer all or a portion of annual retainer	No change	Yes
Annual Equity Grant	Deferred stock units with a value of $85,000(1)	Aon common stock with a value of $50,000
Additional Equity Grant for Newly Appointed or Elected Director	Additional deferred stock units with a value of $85,000	None
Voluntary election to defer all or a portion of the annual equity grant	Deferral is automatic for initial period and director may elect to further defer the grant (see footnote 1)	Yes
Annual Retirement Benefit Contribution	None	$20,000(2)

(1)           The number of deferred stock units will be determined by dividing $85,000 by the fair market value of a share of Aon common stock on the date of grant. The deferred stock units will convert to and be paid in shares of Aon common stock under the Aon Stock Incentive Plan, as approved and adopted by stockholders in 2001 (the “Stock Plan”), upon the earlier of (a) the third anniversary of the date of grant or (b) the director’s termination of service from the Board, unless the director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

(2)           Existing retirement benefits of non-employee directors in-service before January 1, 2006 shall continue to vest and shall remain subject to the terms and conditions of the Aon Corporation Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2003 as a sub-plan of the Stock Plan.

Participation in Lifetime Charitable Bequest Program	No	Yes(3)
Matching Charitable Contributions	Yes(4)	Yes

(b)           Annual Incentive Awards for 2005 Performance.

On March 16, 2006, the Committee approved annual incentive awards to the executive officers that will be named in the Summary Compensation Table of Aon’s 2006 Proxy Statement (“Named Executive Officers”) other than Patrick G. Ryan and Gregory C. Case. On March 17, 2006, upon the recommendation of the Committee, the Board’s independent directors approved annual incentive awards to Mr. Ryan and Mr. Case. The following table sets forth the Named Executive Officers’ annual incentive awards approved for 2005 performance:

Name and Position	Annual Incentive Award(5)
Patrick G. Ryan, Executive Chairman	$2,025,000
Gregory C. Case, President & Chief Executive Officer	$2,800,000
Dennis L. Mahoney, Chairman & Chief Executive Officer – Aon Limited	$861,102
Dirk P.M. Verbeek, Chairman & Chief Executive Officer – Aon Holdings b.v.	$1,218,300
Michael D. O’Halleran, Senior Executive Vice President	$1,200,000
David P. Bolger, Executive Vice President, Chief Financial Officer & Chief Administrative Officer	$1,350,000	(6)

(c)           Annual Incentive Awards for 2006 Performance.

On March 16, 2006, the Committee established pre-tax net income from ongoing operations as the corporate performance measure for 2006 under the Aon Senior Officer Incentive Compensation Plan, as approved and adopted by stockholders in 2001, and as amended from time to time. The Committee designated each of its officers who file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, as eligible to participate in such plan for 2006.

(3)           A non-employee director elected or appointed to serve on the Board before January 1, 2006, shall remain eligible to participate in the non-employee directors’ lifetime charitable bequest program, which permits certain directors to recommend that Aon Foundation make a charitable donation of up to $1 million to organizations specified by the director.

(4)           Aon Foundation will match up to $10,000 annually of charitable contributions made to an approved organization by a non-employee director.

(5)           The annual incentive award of each Named Executive Officer other than Mr. Case was paid 80% in cash and 20% in restricted stock units pursuant to Aon’s incentive stock program. Mr. Case’s annual incentive award was paid entirely in cash pursuant to his employment agreement dated April 4, 2005.

(6)           The Committee waived the maximum annual incentive award specified in Mr. Bolger’s employment agreement, dated January 1, 2003.

(d)           Long-Term Incentives.

On March 16, 2006, the Committee approved performance-based long-term incentive awards to Named Executive Officers other than Patrick G. Ryan and Gregory C. Case. On March 17, 2006, upon the recommendation of the Committee, the Board’s independent directors approved performance-based long-term incentive awards to Mr. Ryan and Mr. Case. The awards for all Named Executive Officers and other eligible recipients were granted pursuant to the Leadership Performance Program, which the Committee approved and adopted on March 16, 2006, as a sub-plan of the Stock Plan. The Leadership Performance Program is part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention. 75% of each Leadership Performance Program award represents performance share units that will be earned and settled in Aon common stock based upon Aon’s performance relative to a cumulative earnings per share target over the period beginning January 1, 2006 and ending December 31, 2008 (the “Performance Period”). The total performance score can range from a minimum of 0% to a maximum of 150% of target. The Committee has the discretion to adjust Aon’s performance results, if necessary, to take into account extraordinary or unusual items occurring during the Performance Period. The performance share units were valued as of the date of grant based upon the fair market value of Aon common stock as of such date. Upon completion of the Performance Period, an award will be determined and settled in Aon common stock.

The remaining 25% of each Leadership Performance Program award is an option to purchase shares of Aon common stock that shall vest ratably over the Performance Period. The options for each Named Executive Officer other than Mr. Ryan and Mr. Case were granted effective March 16, 2006, and the options for Mr. Ryan and Mr. Case were granted effective March 17, 2006. The number of stock options was determined by dividing the dollar value of the award apportioned to stock options (i.e., 25% of the total award value) by the fair market value of a share of Aon common stock on the grant date and multiplying the resulting number by three.

The Named Executive Officers were awarded the following number of target performance share units and stock options:

Name	Target Performance Share Units	Stock Options
Patrick G. Ryan	111,508	111,508
Gregory C. Case(7)	90,567	90,567
Dennis L. Mahoney	45,515	45,515
Dirk P.M. Verbeek	45,515	45,515
Michael D. O’Halleran	45,515	45,515
David P. Bolger	45,515	45,515

Additional information regarding the compensation of Aon’s executive officers will be provided in Aon’s Proxy Statement for the 2006 Annual Meeting of Stockholders, which will be filed in April 2006.

(7)           As consideration for his participation in the Leadership Performance Program, Mr. Case waived his entitlement for each year of the Performance Period to an annual option grant valued not less than $1,800,000 that would otherwise be payable pursuant to his employment agreement, dated April 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Executive Vice President and General Counsel

Date: March 22, 2006